Exhibit 10.4
SECOND AMENDMENT TO
CONFIDENTIAL LICENSE AGREEMENT FOR NINTENDO DS
(Western Hemisphere)
THIS SECOND AMENDMENT (“Second Amendment”) amends that certain Confidential License Agreement for Nintendo DS (Western Hemisphere) effective May 1, 2005 between Nintendo of America Inc. (“Nintendo”) and Majesco Entertainment Company (“Licensee”) (“Agreement”).
RECITALS
WHEREAS, Nintendo and Licensee entered into the Agreement;
WHEREAS, the Agreement (as amended) currently expires on April 30, 2011, and the parties now desire to extend the Term (as such term is defined in the Agreement) of the Agreement as set forth below.
AMENDMENT
NOW, THEREFORE, the parties agree as follows:
1.	The definition of “Term” as set forth in Section 2.20 of the Agreement is hereby deleted in its entirety and replaced with the following:

“‘Term’ means nine (9) years from the Effective Date.”

2.	The Term of the Agreement shall now expire on April 30, 2014.

3.	All other terms and conditions of the Agreement shall remain in full force and effect. This Second Amendment may be signed in counterparts, which together shall constitute one original Second Amendment.

4.	Signatures provided by facsimile or by email (i.e., a scanned document) shall be the equivalent of originals.
This Second Amendment shall be effective as of May 1, 2011.
IN WITNESS WHEREOF, the parties have entered into this Second Amendment.

NINTENDO:		LICENSEE:

Nintendo of America Inc.		Majesco Entertainment Company

By:	/s/ James R. Cannataro	By:	/s/ Adam Suttan

Name:	James R. Cannataro	Name:	Adam Suttan

Its:	EVP, Administration	Its:	GC & SVP Business & Legal Affairs